Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Lubrizol Corporation:

We consent to the incorporation by reference in Registration Statement No. 033-61091 of The Lubrizol Corporation on Form S-8 of our report dated June 25, 2010, appearing in this Annual Report on Form 11-K of The Lubrizol Corporation Employees’ Profit Sharing and Savings Plan for the year ended December 31, 2009.

/s/ Maloney + Novotny LLC

Cleveland, Ohio

June 25, 2010